UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 24, 2016

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices)  (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition

On February 24, 2016, Winmark Corporation (the “Company”) announced in a press release its results of operations and financial condition for the year ended December 26, 2015.  A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(c),(d)  On February 24, 2016, the Company announced in a press release that its Board of Directors has approved certain changes to the Company’s management and governance.  Effective immediately, Brett D. Heffes, President of Winmark, will succeed John L. Morgan as Winmark’s Chief Executive Officer.  Mr. Heffes has also been appointed to the Company’s Board of Directors.  Mr. Morgan has been named the Company’s Executive Chairman and will continue to serve as Chairman of the Company’s Board of Directors.  Additionally, the Company announced that Steven C. Zola, the Company’s President of Winmark Capital, was appointed Vice Chairman of the Company’s Board of Directors.  A copy of the press release is attached as Exhibit 99.2 of this Current Report on Form 8-K.

Mr. Heffes, 48, served as President of Winmark from February 2011 to February 2016.  From November 2002 to February 2011, Mr. Heffes served in a number of positions for the Company, including President of Finance and Administration, Chief Financial Officer and Treasurer.

Item 7.01              Regulation FD Disclosure

On February 24, 2016, the Company announced in a press release its results of operations and financial condition for the year ended December 26, 2015.  A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release dated February 24, 2016

99.2	Press Release dated February 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

WINMARK CORPORATION

Date: February 24, 2016	By:	/s/ Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer and Treasurer

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

Exhibit Number	Exhibit Description

99.1	Press Release dated February 24, 2016

99.2	Press Release dated February 24, 2016